Exhibit 99.1

Globus Medical Reports Preliminary Record Fourth Quarter and Full Year Sales Results

AUDUBON, PA, January 10, 2024: Globus Medical, Inc. (NYSE: GMED), a leading musculoskeletal solutions company, today announced preliminary unaudited sales results for the fourth quarter and full year ending December 31, 2023. The company anticipates fourth quarter 2023 sales of approximately $615.5 million, an increase of 124.2 percent over the fourth quarter 2022 on an as-reported basis. Full year 2023 sales are expected to be approximately $1.567 billion, an increase of 53.2 percent over the prior year on an as-reported basis.

“2023 was a monumental year for Globus Medical. We completed our merger with NuVasive to create the most innovative technology company in the spine market. Our integration is proceeding according to plan and we are pleased with our sales retention thus far. To cap off this eventful year, our revenue for the full year and fourth quarter of 2023 were both record-setting, breaking previous highs in both U.S. Spine and Enabling Technologies,” said Dan Scavilla, president and CEO. “We remain focused on delivering product innovation, superior customer service, and operational excellence as we continue to advance patient care. 2024 is expected to be a very exciting year for product launches, including the introduction of new enabling technologies. While our core competencies and expertise have, and will remain focused on the spine market, we are sowing the seeds today to position our company for future growth drivers in the broader musculoskeletal market. Globus Medical remains well positioned to advance our vision of becoming the preeminent musculoskeletal technology company to promote healing in patients."

“We are pleased with our strong finish in Q4 and our overall full year performance,” commented Keith Pfeil, CFO. “Excluding the impacts of the September 1, 2023 merger with NuVasive, Inc., legacy Globus fourth quarter revenue was approximately $302.9 million, an increase of 10.4 percent over the prior year fourth quarter.  Full year 2023 legacy Globus revenue was approximately $1.152 billion or 12.7 percent higher over the prior year.  Looking ahead, we are well positioned to execute on our objectives for 2024 as we remain focused on the priorities of sales growth, continued merger integration activities and realizing synergy capture.”

The Company established its full year 2024 revenue guidance range of $2.450 billion to $2.475 billion and fully diluted non-GAAP earnings per share range between $2.68 to $2.70.

These preliminary results are unaudited and are based on management’s initial analysis of operations for the periods ended December 31, 2023, and are therefore subject to change. The company expects to announce its fourth quarter and full year 2023 financial results on February 20, 2024, after the market close.

About Globus Medical, Inc.

Globus Medical, Inc. is a leading musculoskeletal solutions company based in Audubon, PA.  The company was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders. Additional information can be accessed at www.globusmedical.com.

Non-GAAP Financial Measures

To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures.  We are presenting non-GAAP net income, and non-GAAP Diluted Earnings Per Share, which represent net income and diluted earnings per share excluding the provision for litigation, amortization of intangibles, acquisition related costs/licensing, acquisition of in-process research and development, merger and acquisition related costs/licensing, certain foreign currency impacts, gains and losses from strategic investments, the impact of dilution attributable to the Convertible Notes, and the tax effects of all of the foregoing adjustments.  The tax impact of the non-GAAP adjustments is calculated based on the consolidated effective tax rate on a GAAP basis, applied to the non-GAAP adjustments, unless the underlying item has a materially different tax treatment, in which case the estimated tax rate applicable to the adjustment is used.  We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of the foregoing items, which we believe are not reflective of underlying business trends.

Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized.  Acquisition related costs/licensing represents the change in fair value of business-acquisition-related contingent consideration; costs related to integrating recently acquired businesses, including but not limited to costs to exit or convert contractual obligations, severance, and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition related professional fees, as well as one-time licensing fees.  Acquisition of in-process research and development represents the expensing of acquired assets with no alternative future use and related fees.  We also adjusted for certain foreign currency impacts related to the acquisition costs and gains/losses on strategic investments within other assets as we believe these impacts are not a measure of our operating performance.

Non-GAAP net income and non-GAAP diluted earnings per share are not calculated in conformity with U.S. GAAP. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP. These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results. Our definitions of non-GAAP net income and non-GAAP diluted earnings per share may differ from that of other companies and therefore may not be comparable.

We are unable to present a quantitative reconciliation of our expected fully diluted GAAP earnings per share to non-GAAP earnings per share as we are unable to predict with reasonable certainty and without unreasonable effort the impact and timing of provision for litigation, amortization of intangibles, acquisition related costs/licensing, acquisition of in-process research and development, merger and acquisition related costs/licensing, certain foreign currency impacts, gains and losses from strategic investments, the impact of dilution attributable to the Convertible Notes, and the tax effects of all of the foregoing adjustments. The financial impact of these items is uncertain and is dependent on various factors, including timing, and could be material to our Consolidated Statements of Income.

Safe Harbor Statements

All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms.  These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends.  Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted.  These risks and uncertainties include, but are not limited to, the risks and costs associated with the integration of, and our ability to integrate the NuVasive business successfully and to achieve anticipated synergies, health epidemics, pandemics and similar outbreaks, including the COVID-19 pandemic, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks.  For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the U.S. Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the U.S. Securities and Exchange Commission.  These documents are available at www.sec.gov.   Moreover, we operate in an evolving environment.  New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements.  Forward-looking statements contained in this press release speak only as of the date of this press release.  We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

Contact

Brian Kearns

Senior Vice President, Business Development and Investor Relations

Phone: (610) 930-1800

Email: investors@globusmedical.com

www.globusmedical.com